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                                                                   EXHIBIT 10.16


                                    AGREEMENT

     This Agreement dated this 1st day of March 2000 by and between The TJX Companies, Inc. (the "Corporation") and Richard G. Lesser ("Executive").

     WHEREAS Executive and the Corporation have agreed to enter into a so-called "Split dollar" insurance arrangement more particularly described below under which the Corporation will pay premiums to fund a life insurance policy or policies to be owned by an insurance trust designated by Executive (the "Trust"); and

     WHEREAS Executive participates in the Corporation's Supplemental Executive Retirement Plan ("SERP") and

     WHEREAS Executive has agreed to relinquish a portion of certain rights to benefits accrued under SERP as described below, subject to the terms of this Agreement;

     NOW, THEREFORE, the parties hereto, intending to be bound hereby, agree as follows:

     1. Executive agrees to relinquish such rights as he has (whether under the terms of SERP or under the terms of Executive's employment agreement with the Corporation or otherwise) to all benefits heretofore or hereafter accrued under SERP, excepting only (i) such periodic benefits as has received as of the date of this agreement or is scheduled to receive prior to December 1, 2000 pursuant to Section 4(e) of his employment agreement dated as of January 31, 1998 (the "Employment Agreement") plus (ii) a monthly benefit of $105,075 payable either to Executive or (in the event of Executive's death) to Executive's beneficiary under SERP for sixty (60) months commencing December 2000. The parties hereto agree that Executive's residual benefits under SERP, as described in the preceding sentence, shall be paid in the manner therein described notwithstanding the generally applicable terms of SERP of the Employment Agreement. Nothing in this Agreement shall affect Executive's rights to other retirement benefits.

     2. The Corporation will assist the Trust in the purchase of split-dollar life insurance under the terms of separate split-dollar life insurance agreements in the forms attached hereto as Exhibit A.

     3. This Agreement shall be binding on Executive, the Corporation, and their respective heirs and assigns, including any successor to the Corporation or the Corporation's business by merger or otherwise.


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     4.   Executive acknowledges that he has been separately advised with respect to the arrangements that are the subject matter of this Agreement and has not relied upon any advice from the Corporation with respect to the tax treatment of such arrangements or other matters pertaining thereto. Executive agrees to indemnify the Corporation for, and hold it harmless against, any and all taxes (including, without limitation, withholding taxes) and related interest and penalties that may be asserted against the Corporation with respect to the arrangements contemplated by this Agreement.

     5. This Agreement shall be construed and applied in accordance with the laws of the Commonwealth of Massachusetts and shall be binding in accordance with its terms as an agreement under seal.


                                            THE TJX COMPANIES, INC.


                                            By: /s/ Donald G. Campbell
                                                --------------------------------
                                                Donald G. Campbell
                                                Executive Vice President/Chief
                                                Financial Officer

ACCEPTED:


/s/ Richard G. Lesser
-------------------------------
Richard G. Lesser


                                       -2-
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                             SPLIT-DOLLAR AGREEMENT

     THIS AGREEMENT made and entered into as of this 1st day of March, 2000, by and among The TJX Companies, Inc., (the "Corporation"), Richard G. Lesser, (the "Employee"), and, Gerald Wolin, Trustee of THE Richard & Clare Lesser 1998 Irrevocable Insurance Trust dated August 11, 1998 (the "Owner"),

     WITNESSETH THAT:

     WHEREAS the Employee is employed by the Corporation; and

     WHEREAS the Employee and the Corporation have agreed that the Owner will purchase life insurance policies (together, the "Policies") on the life of the Employee and the life of his spouse as described in EXHIBIT A attached hereto and by this reference made a part of hereof, and which were issued by John Hancock and Security Life of Denver (the "Insurers"), on the terms described herein; and

     WHEREAS the Corporation has agreed to pay a portion of the premiums due on the Policies pursuant to the Plan on the terms and conditions hereinafter set forth; and

     WHEREAS, except as provided herein, Owner is the owner of the Policies and, as such, possesses all incidents of ownership in and to the Policies, subject however to the terms of this Agreement and

     WHEREAS the parties hereto have agreed that the Policies shall be collaterally assigned to the Corporation by the Owner to secure the repayment of the amounts to which the Corporation is entitled under this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

     1. PURCHASE OF POLICIES. The Owner shall purchase the Policies described in Exhibit A from the Insurer. The parties have taken all necessary action to cause the Insurers to issue the Policies and shall take any further action which may be necessary to cause the Policies to conform to the provision of this Agreement. The parties agree that the Policies shall be subject to the terms and conditions of this Agreement and of the collateral assignments (the "Collateral Assignments") filed with the Insurers relating to the Policies.

     2.   OWNERSHIP OF POLICIES.

          a. The Owner shall be owner of the Policies and may exercise all ownership rights granted to the owner thereof by the terms of the Policies, subject in the case of each Policy to the Collateral Assignment relating to that Policy and to the rights of the Corporation under this Agreement.


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     3.   PAYMENT OF PREMIUMS WHILE THE SPLIT DOLLAR AGREEMENT REMAINS IN
          EFFECT.

          a. A portion of the premiums shall be payable by the Corporation commencing with the premium due for the first "Policy Year", as hereinafter defined, and for each of the next four (4) Policy Years thereafter, unless this Agreement sooner terminates with respect to the Employee. The amount of the premium for the Corporation for each Policy Year (hereinafter referred to as the "Corporation's Premiums") shall be as set forth in Exhibit B which is attached hereto and by this reference made a part hereof. For purposes of this Agreement, "Policy Year" shall mean the one year period beginning March 1, 2000 and ending February 28, 2001, and each succeeding twelve month period that the Policy is in force.

          b. The Owner shall pay that portion of the premium specified as "Owner's Premium" in Exhibit B.

          c. The Corporation shall be responsible only for the payment of the Corporation's Premium, and is not responsible for ensuring that such payments are sufficient to maintain the Policy in force.

          d. Upon payment of each of the premiums as outlined on Exhibit B, the Owner shall direct the Insurer(s) to allocate the premiums as outlined by the Investment Guidelines as set forth in Exhibit C which is attached hereto and by this reference made a part hereof.

     4. COLLATERAL ASSIGNMENT. To secure the repayment to the Corporation of the aggregate premiums paid by the Corporation, the Owner has, by Collateral Assignment of the date herewith, assigned each Policy to the Corporation as collateral. Such repayment shall be made from the cash surrender value of the Policy (as defined therein) if this Agreement is terminated or if the Owner surrenders or cancels the Policy, or from the death proceeds of the Policy if both the Employee and his spouse die while the Policy and this Agreement remain in force. The Collateral Assignments shall not be terminated, altered or amended by the Owner while this Agreement is in effect without the Corporation's written consent. The parties hereto agree to take all action necessary to cause the Collateral Assignments to conform to the provisions of this Agreement.

     5.   LIMITATIONS ON OWNER'S RIGHTS IN POLICY.

          a. The Owner shall take no action with respect to the Policies that would in any way compromise, jeopardize or otherwise adversely affect the Corporation's rights under this Agreement.


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     6.   COLLECTION OF DEATH PROCEEDS.

          a. Upon the death of the second to die of the Employee and his spouse, the Corporation and the Owner shall cooperate to take all action necessary to obtain the death benefits provided under the Policies.

          b. The Corporation shall have the unqualified right to receive the portion of such death benefits equal to the Corporation's Interest in the Policies. The Corporation's Interest in the Policies is equal to the total amount of the premiums paid by the Corporation plus, if such Interest is not fully paid to the Corporation prior to March 1, 2015, 4% interest thereon compounded annually from and after March 1, 2015 until the earlier of (i) the date on which the Corporation receives full repayment of its Interest from the death benefit under the Policies, or (ii) the date on which the Corporation otherwise receives full repayment of its Interest. The balance, if any, of the death benefits provided under the Policies, shall be paid directly to the beneficiary or beneficiaries designated by the Owner, in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policies. No amount shall be paid from such death benefits to the beneficiary or beneficiaries designated by the Owner until the full amount due the Corporation has been paid. The parties hereto agree that the beneficiary designation provision of the Policies shall conform to the provisions of this Agreement.

          c. Notwithstanding any provision to the contrary, in the event that, for any reason whatsoever, no death benefit is payable under a Policy upon the death of the survivor of the Insureds and in lieu thereof the Insurer refunds all or any part of the premiums paid for the Policies, the Corporation shall have the unqualified right to receive such refunded premiums up to the amount of the total Corporation's Interest in the Policies and the balance, if any, shall belong to the Owner.

     7.   TERMINATION OF AGREEMENT.

          a. Subject to b. below, the owner shall have the sole right to surrender or cancel the Policies, but only if the aggregate net cash surrender value of the Policies at least equals the Corporation's Interest in the Policies. Upon surrender or cancellation of the Policies, the Corporation shall have the unqualified right to receive a portion of the aggregate net cash surrender value of the Policies equal to the total amount of the Corporation's Interest in the Policies. The balance, if any, shall be paid to the Owner. Upon payment to the Corporation of its total Interest in the Policies, this Agreement shall terminate.


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          b.   If either of the Insureds is living at February 28, 2015, the
Owner shall pay, or shall cause the Insurers to pay from the net cash surrender value under the Policies, to the Corporation an amount equal to the Corporation's total Interest in the Policies. Notwithstanding the foregoing, if the net cash surrender value under the Policies is then less than the Corporation's total Interest in the Policies, the Corporation may elect to defer receipt of some or all of its Interest in the Policies. If the Corporation elects to defer receipt of some or all of its Interest in the Policies pursuant to the preceding sentence, it shall continue to be entitled to receive the balance of such Interest pursuant to Section 6 of this Agreement or, at any time or times prior to the death of the survivor of the Insureds, at the Corporation's election, by requiring the Owner to pay, or to cause the insurers to pay from the net cash surrender value under the Policies, to the Corporation such balance or any portion thereof (and if upon any such payment any balance remains to be paid to the Corporation, the provisions of this paragraph shall continue to apply to such remaining balance). Upon payment to the Corporation of its total Interest in the Policies, this Agreement shall terminate.

          c. Upon termination of this Agreement, the Corporation shall release the Collateral Assignments by the execution and delivery of appropriate instruments of release. After the Corporation releases to the Owner all of the Owner's rights and interest in the Policies, the Owner may exercise all options permitted by the Insurers with respect to the Policies.

     8. NAMED FIDUCIARY, DETERMINATION OF BENEFITS, CLAIMS PROCEDURE AND ADMINISTRATION.

          a. The parties hereto acknowledge and intend that this Agreement shall constitute a welfare benefit plan for purposes of the Employee Retirement Income Security Act of 1974 as amended. The Corporation is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the administration of this Agreement.

          b.   (1)  Claim.
                    A person who believes that he is being denied a benefit to which he is entitled under this Agreement (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Corporation, setting forth his or her claim. The request must be addressed to the President of the Corporation at its then principal place of business.


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               (2)  Claim Decision.
                    Upon receipt of a claim, the Corporation shall advise the Claimant in writing of its response within ninety (90) days; provided that the Corporation may, extend the response period for an additional ninety (90) days for reasonable cause.
                    If the claim is denied in whole or in part, the Corporation shall state its reasons therefore in writing, using language calculated to be understood by the Claimant and setting forth: (a) the specific reason or reasons for such denial; (b) the specific reference to pertinent provisions of this Agreement on which such denial is based; (c) a description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary; (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (e) the time limits for requesting a review under subsection (3) and for review under subsection (4) hereof. However, if the Corporation fails to issue a written decision within this time period described above, the claim shall be deemed denied at the end of such period.

               (3)  Request for Review
                    Within sixty (60) days after the receipt by the Claimant of the written opinion described above, (or within sixty (60) days of any deemed denial), the Claimant may request in writing that the Secretary of the Corporation review the determination of the Corporation. Such request must be addressed to the Secretary of the Corporation at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Corporation. If the Claimant does not request a review of the Corporation's determination by the Secretary of the Corporation within such sixty (60) day period, he shall be barred and estopped from challenging the Corporation's determination.

               (4)  Review of Decision.
                    Within sixty (60) days after the Secretary's receipt of a request for review, he or she will review the Corporation's determination. After considering all materials presented by the Claimant, the Secretary will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Secretary will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.


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If the Secretary fails to issue a written opinion within the time period described above, the Claimant's appeal will be deemed denied at the end of such period.

     9. AMENDMENT. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

     10. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Employee, the Owner, and their respective successors, assigns, heirs, executors, administrators and beneficiaries.

     11.  INSURER NOT A PARTY. The Insurer is not a part of this Agreement.

     12. NOTICE. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address (as shown on the records of the Corporation, in the case of a notice given by the Corporation). The date of such mailing shall be deemed the date of notice, consent or demand.

     13. GOVERNING LAW. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in triplicate, as of the day and year first above written.

                                       The TJX Companies, Inc.

                                       By: /s/ Donald G. Campbell
                                          ------------------------------------
                                           Donald G. Campbell
                                           Executive Vice President/Chief
                                           Financial Officer

                                       Richard & Clare Lesser 1998 Irrevocable
                                         Insurance Trust

                                       By: /s/ Gerald Wolin
                                          ------------------------------------
                                       Gerald Wolin, Trustee


                                       /s/ Richard G. Lesser
                                       ---------------------------------------
                                       Richard G. Lesser